Exhibit 99.2

New York Community Bancorp, Inc. Increases Quarterly Cash Dividend 25% to $0.25 Per Share

    WESTBURY, N.Y.--Jan. 22, 2003--New York Community Bancorp, Inc. (NYSE:NYB) today announced that its Board of Directors has raised the quarterly cash dividend 25% to $0.25 per share. The $0.25 per share dividend is payable on February 15, 2003 to shareholders of record at the close of business on February 3, 2003.
    Announcing the Board's action, President and Chief Executive Officer Joseph R. Ficalora stated, "The increase in our dividend is indicative of the strength of our 2002 performance, and our confidence in our ability to generate significant earnings growth in 2003. Earlier today, the Company reported its 2002 earnings, reflecting a 44% rise in diluted earnings per share to $0.62 for the fourth quarter and a 66% rise in diluted earnings per share to $2.22 for the year. Based on the strength of these results, and our current projections of revenues and expenses, we have increased our 2003 earnings guidance. Our current estimates call for 2003 diluted earnings per share in the range of $2.65 to $2.67.
    "At $1.00 per share, when annualized, our dividend will provide a meaningful return on investment, with a yield of 3.51%, based on last night's closing price of $28.45 per share. In addition, based on 2003 diluted earnings per share of $2.65 to $2.67, as projected, the annualized dividend represents a payout ratio of approximately 37.60%," Mr. Ficalora said.
    New York Community Bancorp, Inc. is the $11.3 billion holding company for New York Community Bank and the seventh largest thrift in the nation, based on current market capitalization. The Bank serves its customers through a network of 110 banking offices in New York City, Long Island, Westchester County, and New Jersey, and operates through six divisions: Queens County Savings Bank, Richmond County Savings Bank, CFS Bank, First Savings Bank of New Jersey, Ironbound Bank, and South Jersey Bank. In addition to operating the largest supermarket banking franchise in the metro New York region, with 54 in-store branches, the Bank is the largest producer of multi-family loans for portfolio in the city of New York. Additional information about the Company and its financial performance is available at www.myNYCB.com.

    Forward-looking Statements and Associated Risk Factors

    This release contains certain forward-looking statements with regard to the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.
    Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project" or other similar expressions. The Company's ability to predict results or the actual effects of its plans and strategies are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing and services.
    Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company's SEC filings, which are available at the Company's Web site, www.myNYCB.com.
    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

    CONTACT: New York Community Bancorp, Inc., Westbury
             Investor Relations:
             Ilene A. Angarola, 516/683-4420

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